Exhibit 99.4

       Form of Notice of Grant and Restricted Units Agreement.




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                                                        INITIAL GRANT

                THE NEWHALL LAND AND FARMING COMPANY
                 NOTICE OF GRANT OF RESTRICTED UNITS

Notice is hereby given of the following grant of restricted units (the "Restricted Units") with respect to depositary units of The Newhall Land & Farming Company (a California Limited Partnership) (the "Partnership") pursuant to The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"):

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF RESTRICTED UNITS: _______________________________

          EXPIRATION DATE: __________________________________________

          VESTING SCHEDULE:

          --    The Grantee shall not acquire any vested interest in
any depositary units during the initial twenty-four (24) month period measured from the Grant Date.

          --    Upon the second anniversary of the Grant Date, the
Grantee shall acquire a vested interest in twenty-five percent (25%) of the total depositary units.

          --    Upon the fourth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of fifty percent (50%) of the depositary units.

          --    Upon the sixth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of seventy-five percent (75%) of the depositary units.

          --    Upon the eighth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of one hundred percent (100%) of the depositary units.

          The initial twenty-four (24) month vesting schedule above shall be accelerated if two-year performance goals, as defined below ("Goals"), are met, as follows:

          --    If the Goal for the two-fiscal-year period preceding
the second anniversary of the Grant Date, the Grantee shall acquire a vested interest in

                                 1.

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                fifty percent (50%) of the total depositary units as
of the second anniversary of the Grant Date.

          --    If the Goal for the two-fiscal-year period preceding
the fourth anniversary of the Grant Date is achieved, the Grantee shall acquire a vested interest in fifty percent (50%) of the total depositary units as of the fourth anniversary of the Grant Date.

          --    To the extent the depositary units have not previously
fully vested, if the Goal for the two-fiscal-year period preceding the sixth anniversary of the Grant Date is achieved, the Grantee shall acquire a vested interest in fifty percent (50%) of the total depositary units as of the sixth anniversary of the Grant Date.

          The Goal shall be considered met for the two-fiscal-year period preceding the second anniversary of the Grant date if, at the end of the two-fiscal-year period, a twenty percent (20%) compound annual increase in net income per depositary unit has occurred, based on the net income for the fiscal year immediately preceding the two-fiscal-year period. Goals for subsequent two-fiscal-year periods shall be determined by the Committee administering the Plan.

Grantee understands that the Restricted Units are granted pursuant to and in accordance with the express terms and conditions of Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Agreement dated _________________________, attached hereto as Exhibit A. Grantee should keep a copy of the attached Agreement for reference, since no new Agreement will be distributed with subsequent Notices of Grant unless the material provisions of the Plan or Agreement change.

DATED: ____________________, ______

                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By: _______________________________________

                          Title: ____________________________________

                          __________________________________________
                          OPTIONEE

                          Address: __________________________________

                          ___________________________________________

                                 2.

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I designate the following beneficiary(ies):

___________________________________ Relationship:  __________________

Address:  ___________________________________________________________

          ___________________________________________________________



                                 3.

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                                                     SUBSEQUENT GRANT

                THE NEWHALL LAND AND FARMING COMPANY
                   NOTICE OF GRANT OF UNIT RIGHTS


Notice is hereby given of the following grant of restricted units (the "Restricted Units") with respect to depositary units of The Newhall Land & Farming Company (a California Limited Partnership) (the "Partnership") pursuant to The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"):

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF RESTRICTED UNITS: _______________________________

          EXPIRATION DATE: __________________________________________

          VESTING SCHEDULE:

          --    The Grantee shall not acquire any vested interest in
any depositary units during the initial twenty-four (24) month period measured from the Grant Date.

          --    Upon the second anniversary of the Grant Date, the
Grantee shall acquire a vested interest in twenty-five percent (25%) of the total depositary units.

          --    Upon the fourth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of fifty percent (50%) of the depositary units.

          --    Upon the sixth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of seventy-five percent (75%) of the depositary units.

          --    Upon the eighth anniversary of the Grant Date, the
Grantee shall acquire a vested interest in an additional twenty-five percent (25%) of the total depositary units, for a cumulative total of one hundred percent (100%) of the depositary units.

          The initial twenty-four (24) month vesting schedule above shall be accelerated if two-year performance goals, as defined below ("Goals"), are met, as follows:

          --    If the Goal for the two-fiscal-year period preceding
the second anniversary of the Grant Date,

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               the Grantee shall acquire a vested interest in fifty
percent (50%) of the total depositary units as of the second anniversary of the Grant Date.

          --    If the Goal for the two-fiscal-year period preceding
the fourth anniversary of the Grant Date is achieved, the Grantee shall acquire a vested interest in fifty percent (50%) of the total depositary units as of the fourth anniversary of the Grant Date.

          --    To the extent the depositary units have not previously
fully vested, if the Goal for the two-fiscal-year period preceding the sixth anniversary of the Grant Date is achieved, the Grantee shall acquire a vested interest in fifty percent (50%) of the total depositary units as of the sixth anniversary of the Grant Date.

          The Goal shall be considered met for the two-fiscal-year period preceding the second anniversary of the Grant date if, at the end of the two-fiscal-year period, a twenty percent (20%) compound annual increase in net income per depositary unit has occurred, based on the net income for the fiscal year immediately preceding the two-fiscal-year period. Goals for subsequent two-fiscal-year periods shall be determined by the Committee administering the Plan.

          Grantee understands that the Unit Rights are granted pursuant to and in accordance with the express terms and conditions of Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Agreement dated _________________________, distributed with the Initial Notice of Grant.

DATED: ____________________, ______

                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By: _______________________________________

                          Title: ____________________________________


                          __________________________________________
                          OPTIONEE

                          Address: __________________________________

                          ___________________________________________


                                 2.

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I designate the following beneficiary(ies):

___________________________________ Relationship:  __________________

Address:  ___________________________________________________________

          ___________________________________________________________


                                 3.

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                                                            EXHIBIT A



                THE NEWHALL LAND AND FARMING COMPANY
                     RESTRICTED UNITS AGREEMENT

                DATED: _____________________________

A. The Newhall Land and Farming Company ("Partnership") has implemented The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers) of the Partnership and other affiliated entities, and non-employee Board members of the Partnership, the managing general partner of the Partnership or its managing general partner.

B. Grantee is an individual who is to render valuable services to the Partnership or one or more affiliated entities thereof, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership's granting of restricted units.

C. Except as otherwise indicated, all capitalized terms shall have the meaning assigned to those terms in the Plan. For purposes of this Agreement, "Fair Market Value" shall have the meaning assigned to that term in Section 2.9 of the Plan.


     1. GRANT OF RESTRICTED UNIT. Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Grantee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant (the "Grant Notice"), the number of Restricted Units as is specified in the Grant Notice. The Restricted Units shall vest in installments during Grantees period of Service.

     2. RETURN RIGHT. The Partnership is hereby granted the right (the "Return Right"), exercisable at any time during the sixty (60) day period following the date Grantee ceases for any reason to provide Service to the Partnership, or any affiliated entity, to reacquire for no consideration all or (at the discretion of the Partnership and with the consent of Grantee) any portion of the depositary units in which Grantee has not acquired a vested interest in accordance with the vesting provisions of the appropriate Grant Notice (hereinafter called "Unvested Depositary Units").

     3. EXERCISE OF THE RETURN RIGHT. The Return Right shall be exercisable by written notice delivered to the Owner of the Unvested Depositary Units prior to the expiration of the applicable sixty (60) day period specified in paragraph 2.a. The notice shall indicate the number of Unvested Depositary Units to be reacquired and the date on which the reacquisition is to be effected, such date to be not more than thirty (30) days after the date of notice. Owner shall, prior to the close of business

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on the date specified for the reacquisition, deliver to the
Partnership the certificates representing the Unvested Depositary
Units to be reacquired, each certificate to be properly endorsed for transfer.

     4. TERMINATION OF THE RETURN RIGHT. The Return Right shall terminate with respect to any Unvested Depositary Units for which it is not timely exercised pursuant to Paragraph 2, and shall terminate in accordance with the vesting provisions specified in the Grant Notice.

     5. ACCELERATION OF RESTRICTED UNITS. In the event of a Structural Transaction or Change in Control, the vesting of each Restricted Unit will be automatically accelerated so that all depositary units and cash payments to which Grantee is entitled under any Restricted Unit grant under this Plan shall be delivered to Grantee and all of the Partnership's rights to the return or repurchase of depositary units awarded pursuant to any such grant of Restricted Unit shall terminate.

     6. NO ACCELERATION OF RESTRICTED UNITS. In no event shall any such acceleration of vesting or termination of repurchase rights in connection with a Structural Transaction occur if and to the extent
(i) such Restricted Unit is, in connection with the Structural Transaction, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable Restricted Unit of the successor entity or affiliate thereof, (ii) such Restricted Unit is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Restricted Unit, or (iii) the acceleration of such Restricted Unit is subject to other limitations imposed by the Committee at the time of the Restricted Unit grant. The determination of Restricted Unit comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction, all outstanding Restricted Units under the Plan shall, to the extent not previously exercised, purchased or assumed by the successor entity or an affiliate, terminate.

     7. CANCELLATION OF AWARDS. Notwithstanding the above, in the event of any Structural Transaction, the Committee shall have the discretion to cancel outstanding Restricted Units, in whole or in part, subject to such conditions as the Committee may determine, upon payment to Grantee with respect to all cancelled Restricted Units, an amount in cash equal to the Fair Market Value (as defined in the Plan) of the Restricted Unit.

     8. ADJUSTMENT. If any change is made to the depositary units issued under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of

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all outstanding rights of the Partnership to the return or repurchase of depositary units awarded pursuant to Restricted Units, the Committee may adjust the number of Restricted Units granted pursuant to the Grant Notice.

     9. PARTNERSHIP STRUCTURE. The grant of Restricted Units under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

     10.  TRANSFER RESTRICTIONS

          A. Grantee shall not transfer, assign, encumber or otherwise dispose of any of the depositary units which are subject to the Partnership's Return Right under Paragraph 4. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the depositary units made to Grantee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of Grantee or Grantee's spouse or issue, (ii) a transfer of title to the depositary units effected pursuant to Grantee's will or the laws of intestate succession, or (iii) a transfer to a designated beneficiary upon the death of Grantee.

          B. Each person (other than the Partnership) to whom the depositary units are transferred by means of one of the permitted transfers specified in paragraph 10.A. must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Partnership that such person is bound by the provisions of this Agreement and that the transferred Depositary Units are subject to the Partnership's Return Right granted hereunder, to the same extent such depositary units would be so subject if retained by Grantee.

     11.  GENERAL PROVISIONS

          A.   The Partnership may assign its Return Right under
Paragraph 2 to any person or entity selected by the Partnership, including (without limitation) one or more holders of depositary units of the Partnership.

          B. Except to the extent the terms of any written employment contract with Grantee may expressly provide otherwise, the Partnership and other affiliates are not under any obligation to continue the employee status of Grantee for any period of specific duration and may terminate such employee status at any time, with or without cause.

          C. The failure of the Partnership (or its assignees) in any instance to exercise the Return Right granted under Paragraph 2, shall not constitute a waiver of any other

                                 3.

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reacquisition rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Partnership and Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          D. If the Partnership (or its assignees) shall give written notice, at the time and place and in the form provided in this Agreement, that Unvested Depositary Units are to be reacquired in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Unvested Depositary Units are to be reacquired shall no longer have any rights as a holder of such Unvested Depositary Units, and such Unvested Depositary Units shall be deemed reacquired in accordance with the applicable provisions hereof and the Partnership (or its assignees) shall be deemed the owner and holder of such Unvested Depositary Units, whether or not the certificates therefor have been delivered as required by this Agreement.

          E. All certificates representing the Unvested Depositary Units shall be endorsed with the following legend:

          THIS DEPOSITARY RECEIPT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED ________________________, BETWEEN THE PARTNERSHIP AND THE REGISTERED HOLDER OF THE DEPOSITARY UNITS (OR THE PREDECESSOR IN INTEREST TO THE DEPOSITARY UNITS). SUCH AGREEMENT GRANTS CERTAIN REACQUISITION RIGHTS TO THE PARTNERSHIP (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE PARTNERSHIP'S DEPOSITARY UNITS. THE PARTNERSHIP WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

     12.  CANCELLATION AND NEW GRANT OF RESTRICTED UNITS.  The
Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Restricted Unit holders, the cancellation of any or all outstanding Restricted Units under this Agreement and to grant in substitution therefor new
Restricted Units under the Plan covering the same or different number and class of depositary units.

     13. GRANTEE OBLIGATIONS. Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Partnership may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Grantee or the

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Depositary Units pursuant to the express provisions of this
Agreement.

     14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     15. COMPLIANCE WITH LAWS AND REGULATIONS. Under no circumstances shall the Partnership's depositary receipts or other assets be issued or delivered to Grantee pursuant to the provisions of this Agreement unless and until, in the opinion of counsel for the Partnership or its successors, there shall have been compliance with all applicable requirements of the Federal and state securities laws, all applicable listing requirements of any securities exchange on which the depositary units are at the time listed for trading and all other requirements of law or of any regulatory bodies having juris-diction over such issuance and delivery.

     16. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the partnership and its successors and assigns and Grantee and Grantee's designated beneficiary, legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     17. NOTICES. Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary of Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

     18. COUNTERPARTS. The Grant Notice may be executed in counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     19. POWER OF ATTORNEY. Grantee's spouse hereby appoints Grantee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Grantee's spouse further gives and grants unto Grantee as his or her attorney in fact full power and

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authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Grantee shall lawfully do and cause to be done by virtue of this power of attorney.

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